CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [****].

CONTRACT OF SALE

between

[****]

Seller

and

ALPINE INCOME PROPERTY OP, LP

Purchaser

Premises:The Properties Listed on Schedule A attached hereto

Dated: October 5, 2026

1.Definitions.1

2.Subject of Sale.4

3.Purchase Price.4

4.Deposit Provisions.5

5.“As-Is”. “Where-Is”.6

6.Representations.7

6.1Seller’s Representations.7

6.2Knowledge.9

6.3Update and Survival.9

6.4Liability for Misrepresentations.10

6.5Purchaser’s Representations.10

7.Ongoing Operations.12

7.1Leasing Practice.12

7.2Personal Property and Equipment.13

7.3Employees.13

7.4Development Rights.13

7.5Tax Protest Proceedings.13

7.6Operation and Maintenance.13

8.Title.14

8.1Title Commitment.14

8.2Status of Title.15

8.3Non-Permitted Title Objections.15

9.Closing.16

9.1Closing Date and Location.16

9.2Closing Expenses.16

9.3Closing Deliveries.17

9.4Apportionments and Reimbursements.20

10.Default.23

10.1Purchaser’s Default.23

10.2Seller’s Default.24

11.Risk of Loss.24

11.1Condemnation.24

11.2Destruction or Damage.25

12.Purchaser’s Review Period.25

13.Miscellaneous.26

13.1Broker.26

13.2Assignment of this Contract.26

13.3Attorneys’ Fees.27

13.4Notices.27

13.5Further Assurances.28

13.6Confidentiality.28

13.7Survival and Merger.29

13.8Recording.29

13.9Successors and Assigns.29

13.10Entire Agreement.29

13.11Waiver and Modifications.30

13.12Captions and Titles.30

13.13Construction.30

13.14Non-Business Days.30

13.15Governing Law and Jurisdiction.30

13.16Counterparts.30

13.17No Third Party Benefits.30

13.18Submission not an Offer.30

13.19Severability.30

13.20Insurance.31

13.21Regulatory Provisions.31

13.22Exchange Cooperation.31

13.23[****] Disclosures.31

13.24[****] Disclosures.32

13.25[****] Disclosures.32

Schedule A-1Legal Description of [****] Property

Schedule A-2Legal Description of [****] Property

Schedule A-3Legal Description of [****] Property

Schedule A-4 Legal Description of [****] Property

Schedule A-5 Legal Description of [****] Property

Schedule A-6 Legal Description of [****] Property

Schedule A-7 Legal Description of [****] Property

Schedule A-8 Legal Description of [****] Property

Schedule A-9 Legal Description of [****] Property

Schedule A-10 Legal Description of [****] Property

Schedule A-11 Legal Description of [****] Property

Schedule A-12 Legal Description of [****] Property

Schedule A-13 Legal Description of [****] Property

Schedule B“Subject To” Provisions

Schedule CMaster Lease Rent Roll

Schedule DPending Litigation

Schedule EAllocation of Transfer Tax

Schedule FAllocation of Purchase Price

Exhibit 1-AForm of Deed for [****]

Exhibit 1-B Form of Deed for [****]

Exhibit 1-CForm of Deed for [****]

Exhibit 1-DForm of Deed for [****]

Exhibit 1-EForm of Deed for [****]

Exhibit 1-FForm of Deed for [****]

Exhibit 1-GForm of Deed for [****]

Exhibit 1-HForm of Deed for [****]

Exhibit 1-IForm of Deed for [****]

Exhibit 1-JForm of Deed for [****]

Exhibit 1-KForm of Deed for [****]

Exhibit 2Form of Assignment of the Master Lease

Exhibit 3Form of Assignment of the Service Contracts

Exhibit 4Form of Assignment of Licenses, Permits, Guarantees and Warranties

Exhibit 5Form of Notice to the Master Tenant

Exhibit 6Form of Notice of Assignment of the Service Contracts

Exhibit 7Form of Tenant Estoppel Certificate

Exhibit 8Form of Bill of Sale

Exhibit 9Access Agreement

Exhibit 10Form of Title Certificate

THIS CONTRACT OF SALE (this “Contract”) is made as of this 5th day of October, 2026 (the “Effective Date”) by and between by [****], each a [****] limited liability company, having an address at [****] (individually and/or collectively as the context may require, “Seller”) and ALPINE INCOME PROPERTY OP, LP, a [****] limited partnership, having an address at c/o CTO Realty Growth, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, [****] 32114 (“Purchaser”).

W I T N E S S E T H :

WHEREAS, upon the terms and conditions hereinafter set forth, Seller agrees to sell and convey fee title to those certain parcels of land described on Schedules A-1 through A-13 annexed hereto with the improvements erected thereon (each property and the improvements erected thereon is herein individually and/or collectively as the context may require, the “Property”) to Purchaser and Purchaser agrees to purchase the Property.

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

1.Definitions.

The terms defined in this Article shall for all purposes of this Contract have the meanings herein specified unless the context requires otherwise.

1.1	“Access Agreement” shall have the meaning ascribed to it in Section 12.1.
1.2	“Additional Rents” shall have the meaning ascribed to it in Section 9.4(a).
1.3	“Audit” shall have the meaning ascribed to it in Section 13.21(a).
1.4	“Auditor” shall have the meaning ascribed to it in Section 13.21(a).
1.5	“Broker” shall have the meaning ascribed to it in Section 13.1.
1.6	“Business Day” shall mean any day other than a Saturday, Sunday or day on which the banks in [****] are authorized or permitted to be closed.
1.7	“Casualty” shall have the meaning ascribed to it in Section 11.2.
1.8	“Casualty Termination Event” shall have the meaning ascribed to it in Section 11.2.
1.9	“Closing” shall have the meaning ascribed to it in Section 9.1.
1.10	“Closing Date” shall have the meaning ascribed to it in Section 9.1.
1.11	“Contract” shall have the meaning ascribed to it in the introductory paragraph.

1.12	“Data Room” shall mean that certain on-line data website located at [****], which contains certain information and documents pertaining to Seller and each Property.
1.13	“Deposit” shall have the meaning ascribed to it in Section 3.1.
1.14	“Escrowee” shall have the meaning ascribed to it in Section 3.1.
1.15	“Estoppel Certificate” shall have the meaning ascribed to it in Section 9.3(a)(x).
1.16	“Estoppel Default” shall have the meaning ascribed to it in Section 9.3(a)(x).
1.17	“Evaluation Material” shall have the meaning ascribed to it in Section 13.6(a).
1.18	“Lease Modification(s)” shall have the meaning ascribed to it in Section 7.1.
1.19	“Master Lease” shall mean, individually and collectively, as the context may require, those certain lease agreements uploaded in the Data Room folder titled “Lease”.
1.20	“Master Tenant” shall mean, individually and collectively, as the context may require, the tenant under its respective Master Lease.
1.21	“Non-Permitted Title Objections” shall have the meaning ascribed to it in Section 8.3(a).
1.22	“OFAC” shall have the meaning ascribed to it in Section 6.5(d).
1.23	“Outside Closing Date” shall have the meaning ascribed to it in Section 9.1.
1.24	“Outside Termination Date” shall have the meaning ascribed to it in Section 12.1.
1.25	“Permitted Exceptions” shall have the meaning ascribed to it in Section 8.2.
1.26	“Premises” shall have the meaning ascribed to it in Section 2.2.
1.27	“Prohibited Persons” shall have the meaning ascribed to it in Section 6.5(d)(i).
1.28	“Property” shall have the meaning ascribed to it in the “WHEREAS” paragraph in this Contract and each Property shall collectively, be referred to as “Properties.”

1.29	“Proration Statement” shall have the meaning ascribed to it in Section 9.4(a)(i).
1.30	“Purchase Price” shall have the meaning ascribed to it in Section 3.
1.31	“Purchaser” shall have the meaning ascribed to it in the introductory paragraph.
1.32	“Purchaser’s Review Period” shall have the meaning ascribed to it in Section 12.1.
1.33	“Related Parties” shall have the meaning ascribed to it in Section 13.6(b).
1.34	“Sanctions Laws” shall have the meaning ascribed to it in Section 6.5(d)(iii).
1.35	“Seller” shall have the meaning ascribed to it in the introductory paragraph.
1.36	“Seller’s Surviving Obligations” shall have the meaning ascribed to it in Section 6.3.
1.37	“Service Contracts” shall have the meaning ascribed to it in Section 6.1(i).
1.38	“Survey” shall have the meaning ascribed to it in Section 8.1.
1.39	“Survival Period” shall have the meaning ascribed to it in Section 6.3.
1.40	“Taking” shall have the meaning ascribed to it in Section 11.1(a).
1.41	“Title Commitment” shall have the meaning ascribed to it in Section 8.1.
1.42	“Title Company” shall have the meaning ascribed to it in Section 8.1.
1.43	“Title Objection Date” shall have the meaning ascribed to it in Section 8.1.
1.44	“Title Review Properties” shall mean, collectively, the [****] Property, the [****] Property, the [****] Property, the [****] Property, the [****] Property, the [****] Property and the [****] Property.
1.45	“Transfer Tax” shall have the meaning ascribed to it in Section 9.2(c).

1.46	“USA Patriot Act” shall have the meaning ascribed to it in Section 6.5(d)(iii).
2.Subject of Sale.
2.1Seller agrees to sell and convey to Purchaser the Premises and Purchaser agrees to purchase from Seller the Premises subject to the terms and conditions contained in this Contract.
2.2This sale includes all right, title and interest, if any, of Seller in and to: (a) each Property; (b) any land lying in the bed of any street, road or avenue opened or proposed, adjacent to each Property, to the center line thereof; and Seller will execute and deliver to Purchaser at the Closing, or thereafter, on demand, all proper instruments for the conveyance to such title; (c) fixtures, equipment and other personal property attached to or beneath each Property and not owned by the applicable Master Tenant or a governmental entity, if any, but no part of the Purchase Price shall be deemed to be paid for such fixtures, equipment or personal property; (d) rights of way, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to each Property and used in connection therewith; (e) the interest of landlord in each Master Lease; and (f) all Service Contracts to be assumed by Purchaser and to the extent transferable without cost or third party consent, all licenses, permits, certificates of occupancy, guaranties, warranties, plans, specifications and other intangible property owned by Seller and used in connection with each Property ((a) through (f) herein referred to collectively as the “Premises” as it relates to each Property individually and/or collectively as the context may require).
3.Purchase Price.

The purchase price (the “Purchase Price”) for the Premises is the sum of One Hundred Seventeen Million and Three Hundred Thousand and 00/100 Dollars ($117,300,000.00), payable by Purchaser to Seller as follows:

3.1Within one (1) Business Day after the Effective Date, the sum of One Million and 00/100 Dollars ($1,000,000.00) (together with any interest earned thereon, the “Deposit”) to be paid by electronic wire transfer of immediately available federal funds to an account designated by [****] (“Escrowee”). [****] of the Deposit shall constitute independent consideration for Seller’s execution and delivery of this Contract and for Purchaser’s right to conduct its due diligence hereunder, shall be deemed fully earned by Seller upon execution of this Contract, shall be non-refundable to Purchaser under all circumstances, and shall be credited against the Purchase Price at Closing.
3.2[Intentionally Omitted.]
3.3On the Closing Date, the sum of One Hundred Sixteen Million Three Hundred Thousand and 00/100 Dollars ($116,300,000.00), subject to adjustment and proration pursuant to Section 9.4 below, to be paid by electronic wire transfer of immediately available federal funds pursuant to wiring instructions to be given by Escrowee or as Escrowee may direct to Purchaser prior to the Closing and Purchaser shall cause Escrowee to distribute such funds to Seller in accordance with this Contract. The Purchase Price shall be allocated among the Properties as set forth on Schedule F attached hereto, which allocation shall govern for purposes of each Deed, the Transfer Tax returns, Purchaser’s title policies.
4.Deposit Provisions.
4.1Upon the Closing, Escrowee is authorized and directed to pay the Deposit to Seller (or as Seller may direct).
4.2In the event Purchaser should default under this Contract, and Seller elects to terminate this Contract in accordance with Section 10.1, Escrowee shall pay the Deposit to Seller, who shall retain the Deposit in accordance with Section 10.1 below.
4.3In the event this Contract is terminated by reason other than Purchaser’s default, Escrowee shall pay the Deposit to Purchaser, less the [****] of independent consideration described in Section 3.1, which shall be paid to Seller.
4.4Escrowee shall invest and reinvest the proceeds of the Deposit, and any interest earned thereon, in United States Government Treasury Bills or Certificate(s) of Deposit or bank money market account(s) as Purchaser shall direct. The party entitled to receive the interest earned on the Deposit shall pay all income taxes owed in connection therewith. The employer identification numbers of Seller and Purchaser are respectively set forth on the signature page hereof.
4.5Escrowee, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Contract. In the event of any dispute, Escrowee shall have the right to deposit the Deposit in court to await the resolution of such dispute. Escrowee shall not incur any liability by reason of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrowee shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrowee purporting to be signed by any party hereto, and upon the truth of the contents thereof.
4.6Except as otherwise provided for in Section 4.1, Escrowee shall not pay or deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Escrowee does not receive a written objection from the other party to the proposed payment or delivery within five (5) Business Days after such demand is served by personal delivery on such party, Escrowee is hereby authorized and directed to make such payment or delivery. If Escrowee does receive such written objection within such five (5) Business Day period or if for any other reason Escrowee in good faith shall elect not to make such payment or delivery, Escrowee shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Deposit unless otherwise directed by written instructions from the parties to this Contract or by a judgment of a court of competent jurisdiction. In any event, Escrowee shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrowee is required by an order or judgment of a court of competent jurisdiction.

4.7Escrowee is acting in the capacity of a mere stakeholder only, and as such, shall not be answerable, liable or accountable except for its willful misconduct or gross negligence in the performance of its obligations and duties as Escrowee. Escrowee shall be entitled to consult with counsel in connection with its duties hereunder. Seller and Purchaser, jointly and severally, agree to indemnify and hold Escrowee harmless against any and all losses, claims, damages, liabilities, and agree to reimburse Escrowee, upon demand, for the reasonable costs and expenses, including reasonable attorneys’ fees incurred by Escrowee in connection with its acting in its capacity as Escrowee, including, without limitation, any litigation arising from this Contract or involving the subject matter hereof, except for its willful misconduct or gross negligence in the performance of its obligations and duties as Escrowee. In the event of litigation relating to the subject matter of the escrow, whichever of Seller or Purchaser is not the prevailing party shall reimburse the prevailing party for any costs and fees paid by the prevailing party or paid from the escrowed funds to Escrowee.
5.“As-Is”. “Where-Is”.
5.1Purchaser acknowledges and agrees that (a) Purchaser has independently examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Premises, including, without limitation, its environmental condition, and the income, operating expenses and carrying charges affecting the Premises, (b) except as expressly set forth in this Contract or in any document executed by Seller and delivered to Purchaser at Closing, neither Seller nor any agent, member, officer, partner, employee, representative, broker or third party consultant of Seller has made any representation whatsoever regarding the subject matter of this Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or environmental condition of the Premises, the existence or non-existence of petroleum, asbestos, lead paint, fungi, including mold, or other microbial contamination, hazardous substances or wastes, underground or above ground storage tanks or any other environmental hazards on, under or about each Property, each Master Lease, operating expenses or carrying charges affecting the Premises, the compliance of the Premises or its operation with any laws, rules, ordinances or regulations of any applicable governmental or quasi-governmental authority or the habitability, merchantability, marketability, profitability, fitness or development of the Premises for any purpose and (c) except as expressly set forth in this Contract or in any document executed by Seller and delivered to Purchaser at Closing, Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, offering material, operating statement, historical budget, engineering structural report, any environmental reports, information, or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, orally or in writing, made by any person, firm or corporation except as expressly set forth herein, and Purchaser acknowledges that any such statement, information, offering material, operating statement, historical budget, report or representation, if any, does not represent or guarantee future performance of the Premises. Without limiting the foregoing, but in addition thereto, except as otherwise set forth in this Contract (including the representations, warranties and covenants of Seller herein) and in any document executed by Seller and delivered to Purchaser at Closing, Seller shall deliver, and Purchaser shall take, the Premises in its “as is” “where is” condition and with all faults on the Closing Date. The provisions of this Section shall survive the Closing or the earlier termination of this Contract.

5.2Except as set forth in this Contract (including the representations, warranties and covenants of Seller herein) or in any document executed by Seller and delivered to Purchaser at Closing, and subject to the exclusions set forth at the end of this Section 5.2, Purchaser hereby waives, releases and forever discharges Seller, its affiliates, subsidiaries, officers, directors, shareholders, employees, independent contractors, partners, representatives, agents, successors and assigns, and each of them, from any and all causes of action, claims, assessments, losses, damages (compensatory, punitive or other), liabilities, obligations, reimbursements, costs and expenses of any kind or nature, actual, contingent, present, future, known or unknown, suspected or unsuspected, including, without limitation, interest, penalties, fines, and attorneys’ and experts’ fees and expenses, whether caused by, arising from, or premised, in whole or in part, from the Premises or Seller’s acts or omissions, and notwithstanding that such acts or omissions are negligent or intentional, or premised in whole or in part on any theory of strict or absolute liability, which Purchaser, its successors or assigns or any subsequent purchaser of the Premises may have or incur in any manner or way connected with, arising from, or related to the Premises. Purchaser agrees, represents and warrants that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable, and Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon Purchaser by virtue of the provisions of any law which would limit or detract from the foregoing general release of known and unknown claims. Notwithstanding the foregoing, the release set forth in this Section 5.2 does not apply to, and Purchaser does not release, (A) any fraud of Seller, (B) Seller’s Surviving Obligations, or (C) any third-party tort claim for personal injury arising out of an injury sustained during Seller’s period of ownership. The provisions of this Section 5.2 shall survive the Closing or termination of this Contract.
6.Representations.
6.1Seller’s Representations.
Each Seller represents that as of the date hereof as to itself and its Property only:
(a)Seller is, and at the Closing shall be, a limited liability company formed under the laws of the State of [****]. Seller has the right, power and authority to make and perform its obligations under this Contract without the need for governmental approval, consent or filing.
(b)The execution, delivery and performance of this Contract in accordance with its terms, do not violate the limited liability company agreement of Seller, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it is bound.
(c)Seller has the right, power and authority to make and perform its obligations under this Contract.
(d)This Contract is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.
(e)Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(f)Each Master Lease constitutes the only lease, license or other written agreement for the use or occupancy of each Property to which Seller is a party and which will be binding on Purchaser following the Closing, except as may otherwise be set forth in the Permitted Exceptions. A true, correct and complete copy of each Master Lease has been made available to Purchaser for review in the Data Room folder titled “Leases.”
(g)The information on the rent roll attached hereto as Schedule C is true and correct in all material respects.
(h)Except as may be set forth in the applicable Master Lease or Schedule C, no Master Tenant has made a payment to Seller in advance for more than one (1) month (exclusive of security deposits), or if such payment has been made to Seller more than one (1) month in advance (exclusive of security deposits), Seller will credit Purchaser such amount at Closing.
(i)A true, correct and complete copy of the material written service contracts entered into by Seller (the “Service Contracts”) which may be binding on Purchaser or the applicable Property after the Closing has been made available to Purchaser for review in the Data Room, if any. Seller does not guarantee or undertake that any of the Service Contracts will be in effect as of the Closing. From and after the date hereof, Seller shall not modify, terminate or enter into any new Service Contract without Purchaser’s prior written consent, unless such new service contract is terminable on not more than thirty (30) days prior notice without payment of any premium or penalty (unless Seller agrees to pay the premium or penalty). Notwithstanding anything contained herein to the contrary, Purchaser shall notify Seller in writing prior to the expiration of Purchaser’s Review Period which, if any, of the Service Contracts Purchaser does not wish to assume at Closing and Seller shall send notices of termination, prior to the Closing Date, at Seller’s sole cost and expense (including any termination fee or penalty), with respect to those Service Contracts specified in Purchaser’s notice, except Seller shall have no obligation to terminate, and Purchaser hereby agrees to accept and assume in accordance with Exhibit 3 all Service Contracts (including those specified in Purchaser’s notice) which cannot be terminated by Seller (i) without cause, (ii) upon thirty (30) days’ notice or less, or (iii) without payment of a premium or penalty. Purchaser’s failure to timely deliver notice pursuant to the preceding sentence shall be deemed Purchaser’s election to accept and assume all of the Service Contracts in accordance with Exhibit 3.
(j)There are no persons employed by Seller at the Property in connection with the operation or maintenance of such Property who will be binding upon Purchaser after the Closing.
(k)Seller has not received any written notice of any pending condemnation proceeding against any Property.
(l)Except as set forth on Schedule D annexed hereto, in the tenant files delivered or made available to Purchaser or for matters covered (excluding deductibles) by one or more insurance policies, there is no litigation pending against any Property which would be binding on, or materially and adversely affect, such Property after the Closing.

(m)Each Master Lease is in full force and effect, and Seller has not sent or received a written notice of default which remains uncured.
(n)Except as set forth on Schedule C, there are no tenant improvement allowances, tenant inducements, free or abated rent or leasing commissions payable by the landlord under any Master Lease that remain outstanding with respect to the current term of the Master Lease or if unpaid, Seller will credit Purchaser therefor at Closing and Purchaser shall assume the obligations therefor.
(o)Seller has not received written notice from any governmental authority of any violation of law, ordinance or regulation with respect to any Property that remains uncured.
(p)Seller is duly organized, validly existing and in good standing under the laws of the State of [****] and is qualified to transact business in the state in which its Property is located.
(q)Seller has not granted Master Tenant or any other person or entity, any option to purchase, right of first refusal, right of first offer or other right to acquire all or any portion of any Property, applicable to this transaction which has not been waived.
6.2Knowledge. The representations of each Seller set forth in Section 6.1 are made to the actual present knowledge of [****], who is the property manager for each Seller and is involved in the day to day of the Properties, without such individual having any duty or obligation to make an independent inquiry or investigation. Any reference to Seller’s “receipt” or language similar thereto of notices or other written documents shall mean the actual receipt of the same by [****]. In no event shall Purchaser be entitled to assert any cause of action against [****] nor shall [****] have any personal liability whatsoever for any matter under or related to this Contract.
6.3Update and Survival. At Closing, each Seller shall update the representations made in Section 6.1 above as the facts then exist. The representations made in Section 6.1 and any update of such representations as well as any obligations or liabilities of any Seller which expressly survive Closing pursuant to the Contract or in any closing document executed by any Seller and delivered to Purchaser at Closing (collectively, “Seller’s Surviving Obligations”) shall survive the Closing for [****], unless expressly stated otherwise to the contrary in this Contract (the “Survival Period”). If Purchaser timely gives such notice and commences such action, the Survival Period shall continue with respect to the claim described in such notice only until such action is finally resolved. In any event, Seller’s maximum liability after Closing for any Seller’s Surviving Obligations shall not exceed, in the aggregate, an amount equal to [****] of the Purchase Price; provided that such limitation shall not apply to Seller’s obligations under Sections 9.4 or 13.1, and provided further that with respect to the foregoing, each Seller shall have no liability, and Purchaser shall make no claim against any such Seller if the obligations or liabilities in question result from a condition, state of facts or other matter known to Purchaser prior to Closing and no claim shall be made unless the condition, state of facts or matter relate to such Seller’s period of ownership. The preceding sentence of this Section 6.3 shall survive Closing.

6.4Liability for Misrepresentations. If any representation of Seller shall fail to be true in any material and adverse respect, Purchaser may elect to terminate this Contract and receive the return of the Deposit and, if such representation was untrue when made or became untrue as a result of a breach by Seller of its obligations under this Contract, reimbursement of Purchaser’s actual out-of-pocket costs and expenses incurred in connection with this Contract provided that Purchaser provides Seller with proof of invoices and payments for said out-of-pocket costs and expenses, and such reimbursement shall not exceed [****] in the aggregate (the “Out-of-Pocket Reimbursements”), and upon the receipt of same, this Contract shall be null and void and of no further force or effect and, except for those provisions expressly stated to survive the termination of this Contract, neither party shall have any rights or obligations against or to the other. Seller shall have the option to rescind Purchaser’s termination of this Contract and adjourn the Closing for a period not to exceed thirty (30) days beyond the date scheduled for the Closing in order to make such representation true. If the Closing shall take place without Purchaser making an objection to an untrue representation of which Purchaser shall have knowledge, Purchaser shall be deemed to have waived all liability of Seller by reason of such untrue representation. Upon delivery of any Estoppel Certificates, Seller shall be entirely released from any liability under Seller’s representations (including, without limitation, any update of the representations) concerning the information contained in such Estoppel Certificates to the extent the same is consistent with, or more favorable than, the information contained in Seller’s representations. Anything in this Section to the contrary notwithstanding, an attempt by Seller to make any untrue representation true shall not be deemed to be or create an obligation of Seller to make the same true. The provisions of this Section 6.4 shall survive the Closing or termination of this Contract.
6.5Purchaser’s Representations. Purchaser represents that:
(a)The execution, delivery and performance of this Contract in accordance with its terms, do not violate the partnership agreement, corporate charter, by-laws, certificate of incorporation or operating agreement of Purchaser, or any contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound;
(b)Purchaser has the right, power and authority to make and perform its obligations under this Contract;
(c)Purchaser is a [****] limited partnership whose general partner is Alpine Income Property GP, LLC (“Alpine Income Property GP”). Alpine Income Property GP’s sole member is Alpine Income Property Trust, Inc.; and
(d)USA PATRIOT Act/OFAC Representations. Purchaser further represents and warrants, in addition to the representations, warranties and agreements set forth above, THAT THE PURCHASER HAS REVIEWED THE U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) WEBSITE AT: https://home.treasury.gov/policy-issues/office-of-foreign-assets-control-sanctions-programs-and-information BEFORE MAKING THE FOLLOWING REPRESENTATIONS AND COVENANTS and that the following statements are true and correct on the date hereof and will be true and correct at all times through and including the Closing Date:

(i)Purchaser understands and agrees that Seller prohibits the receipt of funds from any persons or entities that are acting, directly or indirectly, (A) in contravention of any U.S. or international laws and regulations, including anti-money laundering and sanctions laws and regulations, (B) on behalf of terrorists, terrorist organizations, or other persons or entities subject to sanctions, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, and entities owned 50% or greater individually or in the aggregate by the foregoing, (C) for a “senior foreign political figure”, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure, unless the Seller, after being specifically notified by the Purchaser in writing that it, or any beneficial or indirect owner of the Purchaser, is such a person, determines in its sole discretion that such receipt of funds shall be permitted, or (D) for a foreign shell bank (such persons or entities in (A) - (D) are collectively referred to as “Prohibited Persons”). Senior foreign political figure shall have the meaning set forth in 31 CFR 1010.605(p). “Foreign shell bank” shall have the meaning set forth in 31 CFR 1010.605(g).
(ii)Purchaser represents, warrants and covenants that: (A) it is not, nor is any person or entity controlling, controlled by or under common control with the Purchaser, a Prohibited Person, and (B) to the extent the Purchaser has any beneficial or indirect owners, (1) it has carried out thorough due diligence to establish the identities of such beneficial or indirect owners, (2) based on such due diligence, the Purchaser reasonably believes that no such beneficial or indirect owners are Prohibited Persons, (3) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the beneficial or indirect owners’ complete withdrawal from the Purchaser, and (4) it will make available such information and any additional information that the Seller may require upon request.
(iii)To the extent applicable, neither Purchaser, nor any of its general or limited partners, shareholders, members, parent or subsidiary entities: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crime which in the United States would be a predicate crime to money laundering, or a violation of any Anti-Money Laundering Laws (as defined herein) or Sanctions Laws (as defined herein); (ii) has been assessed a civil or criminal penalty under any Anti-Money Laundering Laws or Sanctions Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or Sanctions Laws. As used in this Contract, the term “Anti-Money Laundering Laws” shall mean all U.S. laws and regulations, state and federal, criminal and civil, that (1) limit the use of, and/or seek the forfeiture of proceeds from illegal transactions; (2) require identification and documentation of the parties with whom a Financial Institution (as defined in the relevant statute) conducts business; or (3) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall be deemed to include, without limitation, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., as amended by the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “USA PATRIOT Act”), as amended, and the regulations promulgated thereto; as well as 18 U.S.C. Sections 1956, 1957 and 1960. As used in this Contract, the term “Sanctions Laws” shall mean all U.S. laws and regulations relating to economic or trade sanctions, including, without limitation, the Trading with the Enemy Act, the International Emergency Economic Powers Act, and the regulations administered or enforced by OFAC.

(e)Purchaser (including any U.S. entity) is not a “foreign person” as defined in the CFIUS (Committee on Foreign Investment in the United States) regulations (31 CFR 800.224).
(f)This Contract is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

Purchaser covenants and warrants that the representations in the preceding sentences of this Section 6.5 will be true on the Closing with respect to Purchaser or any permitted assignee of Purchaser and Purchaser or such assignee shall deliver to Seller at Closing copies of Purchaser’s organizational documents and resolutions and/or consents and certificates as necessary to substantiate that such representations of Purchaser are true as of the Closing. The provisions of this Section 6.5 shall survive the Closing or termination of this Contract.

7.Ongoing Operations.
7.1Leasing Practice.
(a)During the period ending five (5) days before the Outside Termination Date, Seller may terminate, renew and/or make modifications to any Master Lease (collectively, “Lease Modification(s)”) or enter into any new lease only with the prior approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. Beginning with the fifth (5th) day before the Outside Termination Date, provided Purchaser is not in default under this Contract, Seller shall not enter into any Lease Modification or any new lease (“New Lease”) without the prior approval of Purchaser, which approval may be granted or withheld in Purchaser’s sole discretion. Purchaser agrees to grant or deny consent in writing (and provide, in reasonable detail, the reasons for any denial) within three (3) Business Days after Purchaser’s receipt of Seller’s request, which request shall contain copies of all material information related to such request and a summary of the material terms of the proposed Lease Modification or New Lease. Purchaser’s failure to timely respond in writing to Seller’s request shall be deemed a denial of consent to the applicable proposed Lease Modification or New Lease. Seller shall, from time to time, inform (orally or in writing) Purchaser of any Lease Modification negotiations and promptly give notice to Purchaser of any Lease Modification and a copy of any instruments executed and any material information delivered in connection with such Lease Modification.
(b)Purchaser acknowledges and agrees that no representation has been made and no responsibility has been assumed by any Seller with respect to the continued occupancy of the Premises, or any part thereof, by any Master Tenant from and after the date hereof. Seller does not undertake or guarantee that any Master Tenant will be in occupancy from and after the date hereof. Prior to the Closing, each Seller shall have the right, but not the obligation, to enforce its rights against any Master Tenant by summary proceeding, drawing down or application of security deposits or in any other manner, provided same is consistent with such Seller’s past practices and usual course of business. Except as provided in this Section 7.1 above and provided Purchaser is not in default under this Contract, no Seller shall terminate any Master Lease without the prior consent of Purchaser except in the event of a default by a Master Tenant under its Master Lease.

7.2Personal Property and Equipment. During the pendency of this Contract, Seller agrees not to transfer to any third party or remove any personal property or equipment owned by Seller and material to the operation or maintenance of the Premises and located in the Premises unless such personal property or equipment is obsolete or replaced with a substantially similar item.
7.3Employees. During the pendency of this Contract, no Seller shall hire any employees for whom Purchaser will have liability following the Closing.
7.4Development Rights. During the pendency of this Contract, no Seller shall sell, lease, transfer or otherwise encumber any development rights appurtenant to its respective Property that would materially and adversely affect such Property, unless required by law or regulation.
7.5Tax Protest Proceedings. Each Seller shall have sole authority to prosecute, settle and withdraw proceedings to review any real estate tax assessment for its respective Property covering the fiscal years prior to and in which the Closing occurs. Purchaser acknowledges that it has no interest in any proceedings or refunds applicable to any fiscal tax year prior to the year in which the Closing occurs. Purchaser acknowledges that any Seller may elect to appeal certain property assessments for real estate tax purposes. The provisions of this Section shall survive the Closing.
7.6Operation and Maintenance. Until the date and time of the Closing, each Seller shall (i) operate and maintain the Premises in the usual course of business and consistent with past practices, excepting normal wear and tear and loss or Casualty, (ii) not, except as set forth in this Contract, sell, mortgage, pledge or otherwise transfer or encumber any portion of the Premises, or enter into any agreement or negotiations to do any of the foregoing (other than personal property, in accordance with this Contract), and (iii) maintain in effect its existing insurance coverage for the Premises or coverage substantially similar thereto. During the period ending five (5) days before the Outside Termination Date, each Seller shall have the right, but not the obligation, to make a capital expenditure in the ordinary course of business to maintain and preserve each Property, in which event Seller shall promptly notify Purchaser as to same. In the event that any Seller should make (or commit to make) such a capital expenditure prior to the fifth (5th) day before the Outside Termination Date, Purchaser shall reimburse such Seller on or before the Closing, for its pro rata portion (which shall be based on the portion of useful life of such expenditure occurring during each party’s respective period of ownership) of such expenditures made by such Seller and Purchaser shall assume the obligation to complete the work (including, without limitation, assuming the applicable service contract(s) for any such incomplete work in accordance with Sections 6.1(i) and 9.3(b)(vii) hereof) covered by the expenditure. Beginning with the fifth (5th) day before the Outside Termination Date, no Seller shall make any capital expenditures without the prior approval of Purchaser (unless as a result of an emergency), which approval shall not be unreasonably withheld, conditioned or delayed. In the event Purchaser shall approve such capital expenditure from and after the fifth (5th) day before the Outside Termination Date (or upon an emergency), Purchaser shall reimburse such Seller and assume such Seller’s remaining obligations in the manner set forth above. The 3rd and 5th sentences of this Section 7.6 shall survive the Closing or earlier termination of this Contract.

8.Title.
8.1Title Commitment. Each Seller has (i) caused to be issued and delivered to Purchaser a title commitment for each Property (individually and collectively, as the context may require, the “Title Commitment”) issued by [****] (the “Title Company”), each of which is accompanied by a copy of all recorded documents affecting such Property listed as exceptions in Schedule B of each such Title Commitment and (ii) delivered to Purchaser a copy of the existing ALTA survey for each Property as follows:

(A) with respect to the parcel of land described on Schedule A-1 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(B) with respect to the parcel of land described on Schedule A-2 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(C) with respect to the parcel of land described on Schedule A-3 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(D) with respect to the parcel of land described on Schedule A-4 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(E) with respect to the parcel of land described on Schedule A-5 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(F) with respect to the parcel of land described on Schedule A-6 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(G) with respect to the parcel of land described on Schedule A-7 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(H) with respect to the parcel of land described on Schedule A-8 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(I) with respect to the parcel of land described on Schedule A-9 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(J) with respect to the parcel of land described on Schedule A-10 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(K) with respect to the parcel of land described on Schedule A-11 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(L) with respect to the parcel of land described on Schedule A-12 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”);

(M) with respect to the parcel of land described on Schedule A-13 commonly known as [****] (the “[****] Property”), the survey prepared by [****] (the “[****] Survey”); and

(each of the above Surveys (A)-(M), individually and collectively, as the context may require, the “Survey”). On or before the Outside Termination Date, Purchaser shall furnish Seller with notice of any objections Purchaser has to the Title Commitment and the Survey (the “Title Objection Date”); provided, however, except as set forth in this Contract, Seller shall have no obligation to cure any such objections. Within two (2) Business Days after Seller’s receipt of Purchaser’s objection notice, Seller shall notify Purchaser in writing whether Seller elects to remove or cure any such objections, and Seller’s failure to so notify Purchaser within such two (2) Business Day period shall be deemed Seller’s election not to remove or cure any of such objections. Notwithstanding anything to the contrary in Section 8.3(a) or Section 12.1, any objection that Seller elects in writing to remove or cure shall be a Non-Permitted Title Objection that Seller shall be obligated to remove or cure at or prior to Closing. If Seller’s two (2) Business Day response period expires later than one (1) Business Day before the Outside Termination Date, the time by which Purchaser may cancel this Contract pursuant to Section 12.1 shall be extended to 3:00 P.M. Eastern Time on the first (1st) Business Day following the expiration of such response period. Any matters existing as of the Title Objection Date to which Purchaser does not object, shall be deemed Permitted Exceptions. All defects, encumbrances, encroachments or other objections to title that exist as of the Outside Termination Date and which Seller has not in this Contract or in a separate writing expressly agreed to remove, shall be deemed Permitted Exceptions. Following the Outside Termination Date, Purchaser shall notify Seller within five (5) days of becoming aware of any other defects, encumbrances, encroachments or other objections to title that are not Permitted Exceptions. Any defects, encumbrances, encroachments or other objections to title that are not Permitted Exceptions that are not timely objected to in accordance with this Section 8.1 shall be deemed Permitted Exceptions.

8.2Status of Title. Seller shall deliver and Purchaser shall accept title to the Premises and consummate the transaction contemplated by this Contract subject to (a) the title exceptions set forth in Schedule B to this Contract and (b) title exceptions created or suffered by a Master Tenant at the applicable Property or Purchaser and (c) the title exceptions deemed Permitted Exceptions under Section 8.1 above and (d) any items or exceptions to title set forth on each Survey and (e) such other title exceptions which Seller may, in accordance with the provisions of this Contract, cause the Title Company to omit from Purchaser’s title policy or affirmatively insure, without additional premium (unless paid by Seller) (the title exceptions whether liens, encumbrances, defects, encroachments or other objections described in (a), (b), (c), (d) and (e) herein sometimes referred to collectively as “Permitted Exceptions”); provided, however, that in no event shall Permitted Exceptions include any standard exception which the Title Company would delete or modify upon delivery of the item described in Section 9.3(a)(xv), to the extent of such deletion or modification.
8.3Non-Permitted Title Objections.
(a)If on the Closing it should appear that any Premises is affected by any lien, encumbrance, defect, encroachment or objection which is not a Permitted Exception (collectively, “Non-Permitted Title Objections”), then in such event, the applicable Seller, at such Seller’s election, shall have the privilege to remove or satisfy the same, and shall, for that purpose, be entitled to one or more adjournments of the Closing for a period not to exceed thirty (30) days beyond the date scheduled for Closing. Anything in this Section to the contrary notwithstanding, an attempt by such Seller to remove or discharge any Non-Permitted Title

Objection shall not be deemed to be or create an obligation of such Seller to remove or discharge the same. If such Seller does not remove or satisfy any Non-Permitted Title Objection by the Closing (as it may be adjourned), Purchaser may either (i) accept such title as such Seller is able to convey, without abatement of the Purchase Price, or (ii) terminate this Contract, in which event the Deposit shall be returned to Purchaser; provided that the foregoing shall not limit Purchaser’s rights under Section 10.2 with respect to any Non-Permitted Title Objection that such Seller is obligated to remove, cure or discharge.
(b)The foregoing provisions of this Section to the contrary notwithstanding, Seller shall, at or prior to Closing and without any requirement that Purchaser object thereto, remove or discharge of record (i) all mortgages, deeds of trust and other security interests voluntarily created by Seller and to which Seller is a party and encumbering any Property, (ii) all liens for taxes and assessments that are delinquent, (iii) all judgment liens against such Seller, and (iv) any monetary lien or other Non-Permitted Title Objection voluntarily created by such Seller after the date hereof (but in no event shall any such lien or Non-Permitted Title Objection be deemed to include: (i) with respect to any Property located in [****], notices of commencement arising from any Master Lease or New Leases or (ii) anything related to work for which Purchaser is receiving a credit at Closing); provided, however, that such Seller shall in no event be deemed to have voluntarily created (nor shall such Seller be liable for) any monetary lien or Non-Permitted Title Objections if caused or created by an act or omission of Purchaser or by an act or omission of a Master Tenant.
9.Closing.
9.1Closing Date and Location. Subject to the adjournments expressly allowed elsewhere in this Contract, the closing of title (the “Closing”) shall take place, time being of the essence, on November 2, 2026. Notwithstanding Seller’s adjournment rights set forth in this Contract, whether exercised concurrently or consecutively, in no event shall Seller’s adjournment rights extend the date scheduled for Closing beyond [****] (the “Outside Closing Date”). The Closing shall take place by escrow deliveries to the Escrowee (the actual date of closing is herein referred to as the “Closing Date”) pursuant to reasonably acceptable escrow instructions that will provide, among other things, that the transfer documents will be released only upon Escrowee, on behalf of Seller, being unconditionally and irrevocably authorized to disburse the Purchase Price to Seller or as Seller may direct. The sale of the Property is intended to constitute a single transaction and the closing of each transaction must occur simultaneously. In no event shall Purchaser be permitted to purchase one Property without purchasing all the other Properties.
9.2Closing Expenses.
(a)Seller’s Expenses. Seller shall pay (i) [****]; and (ii) Transfer Tax to the extent due from Seller pursuant to the provisions of Section 9.2(c) below.
(b)Purchaser’s Expenses. Purchaser shall pay (i) one-half (1/2) of any reasonable escrow or closing charge of the Title Company; (ii) Transfer Tax, to the extent due from Purchaser pursuant to the provisions of Section 9.2(c) below; (iii) the costs of updating the Survey; (iv) the cost of recording the deed including, without limitation, any recording charges imposed by the applicable governmental authority by reason of the transfer of the Premises; (v) all expenses relating to its inspection of the Premises including, but not limited to, engineering, environmental and property surveys whether or not Purchaser closes title to the Premises; (vi) the  premium for Purchaser’s owner’s policies, including the cost for extended title policy coverage and the cost of any endorsements (other than endorsements which Seller elects to obtain to cure any Non-Permitted Title Objection); (vii) any cost incurred in connection with any financing obtained by Purchaser including, without limitation, mortgage recording tax and title insurance premiums; and (viii) any sales tax payable on the sale of any personal property to Purchaser.
(c)Transfer Tax.  Schedule E attached hereto sets forth the parties’ obligations with respect to the payment of any real property transfer, conveyance or recording taxes imposed by the applicable governmental authority by reason of the transfer of the Premises (the “Transfer Tax”), and Seller and Purchaser agree to pay such Transfer Tax to the extent each party has the obligation to do so pursuant to the terms of Schedule E.  Seller and Purchaser shall each execute (and swear to where required) any returns and statements required in connection with the Transfer Tax.  Payment of the Transfer Tax shall be made to the Title Company.
(d)All closing costs not expressly allocated in this Section 9.2 shall be paid in accordance with the custom of the county in which the applicable Property is located. The provisions of this Section 9.2 shall survive the Closing or earlier termination of this Contract.
9.3Closing Deliveries.
(a)At Closing (or within five (5) Business Days thereafter with respect to delivery of items other than documents executed by each Seller for its respective Property in connection with the Closing), unless expressly stated to the contrary herein, each Seller shall deliver to Purchaser or Escrowee (and Purchaser’s obligation to consummate the Closing shall be conditioned upon (A) Seller not being in default in the performance of any of its material obligations under this Contract, and (B) the Title Company being irrevocably committed to issue to Purchaser an ALTA 2006 owner’s policy of title insurance for each Property in the amount of the portion of the Purchase Price allocated to such Property on Schedule F, insuring fee title subject only to the Permitted Exceptions):
(i)the Deed executed and acknowledged by each Seller for each Property located within its respective in the form annexed hereto as Exhibits 1-A ([****]), 1-B ([****]), 1-C ([****]), 1-D ([****]), 1-E ([****]), 1-F ([****]), 1-G ([****]), 1-H ([****]), 1-I ([****]), 1-J ([****]), and 1-K ([****]) (as applicable);
(ii)the Assignment of the Master Lease for each Master Tenant executed by each Seller with respect to each Property in the form annexed hereto as Exhibit 2;
(iii)the Assignment of the Service Contracts (and any permitted replacements or renewals thereof) executed by each Seller with respect to each Property in the form annexed hereto as Exhibit 3;

(iv) the Assignment of Licenses, Permits, Guarantees and Warranties executed by each Seller with respect to each Property in the form annexed hereto as Exhibit 4;
(v)notice to the Master Tenant executed by each Seller in the form annexed hereto as Exhibit 5 (which will be delivered to each Master Tenant by its respective Seller or its property manager unless otherwise mutually agreed to by each Seller and Purchaser);
(vi)originals, or if originals are not available, copies of each Master Lease (which may be left at the each respective Property);
(vii)notice to the service contractors executed by each Seller in the form annexed hereto as Exhibit 6 with respect to each Property (which will be delivered to the service contractors by its respective Seller or its property manager unless otherwise mutually agreed to by each Seller and Purchaser);
(viii)duly executed certificate of each Seller in the applicable form set forth in Treasury Regulations §1.1445-2(b)(2);
(ix)the Transfer Tax return(s) executed by each Seller with respect to each Property, as applicable;
(x)estoppel certificates (each an “Estoppel Certificate” and collectively the "Estoppel Certificates") from Master Tenants representing [****] of the total leased square footage of the Premises inclusive of an Estoppel Certificate from [****], in form and substance which do not vary materially from the form annexed hereto as Exhibit 7 (unless such variance benefits Purchaser or reflects a reasonable modification by the respective Master Tenant to fit the circumstances of the respective Master Lease), or, as to any Master Tenant and/or Master Lease providing for or allowing a different form of estoppel certificate, the form provided or allowed by such Master Tenant and/or Master Lease.  In the event that any Master Tenant (i) qualifies any statement or certification in its Estoppel Certificate by a knowledge standard of any kind or degree, or a similar qualifier, or such Master Tenant or (ii) immaterially modifies the form of such Estoppel Certificate, such qualifications or modifications shall not be deemed a material variance from the form annexed hereto as Exhibit 7 and such Estoppel Certificate shall not be deemed unsatisfactory as a result of such qualifications and/or modifications. Notwithstanding the foregoing to the contrary, if the required Estoppel Certificates cannot be timely delivered, Seller may, but shall not be obligated to, adjourn the Closing for a period not to exceed thirty (30) days, to obtain the required Estoppel Certificates If Seller, after exercising or waiving in writing its adjournment right set forth in this Section 9.3(a)(x), does not or cannot deliver the required Estoppel Certificates, Purchaser’s sole remedy shall be to terminate this Contract and receive the return of the Deposit or to close notwithstanding the lack of the Estoppel Certificate(s) without any reduction of the Purchase Price and without any liability of Seller relative thereto. Except as set forth in Section 12.1, in the event any Estoppel Certificate shall claim a default (a claim of default or failure of an obligation by Seller or a Master Tenant which arises out of or results from information disclosed to or known by Purchaser prior to the Outside Termination Date shall not be deemed an Estoppel Default or an objection to Purchaser’s closing title to the Premises) by Seller under a Master Lease (such default hereinafter being referred to as an “Estoppel Default”), then Seller may, but shall not be obligated to, elect to cure any such Estoppel Default and shall, for that purpose, be entitled to adjourn the Closing for a period not to exceed thirty (30) days, provided, however, that in the event Seller elects not to cure such Estoppel Default or is unable to cure such Estoppel Default within such period of time, Purchaser’s sole remedy shall be to terminate this Contract and receive the return of the Deposit. In the event Purchaser is permitted to terminate this Contract pursuant to the preceding sentence, if Purchaser fails to terminate this Contract as provided for above, then the rights and obligations of the parties hereto shall not be affected thereby, this Contract shall remain in full force and effect and Purchaser shall, at the Closing, accept such Estoppel Certificate subject to such Estoppel Default without any reduction of the Purchase Price. Notwithstanding anything contained herein to the contrary, Purchaser shall notify Seller upon the date which is the earlier of (i) three (3) Business Days following Purchaser’s receipt of executed Estoppel Certificates and (ii) one (1) Business Day before the Closing Date, of Purchaser’s permitted objections to any such Estoppel Certificates. Purchaser’s failure to timely respond to Seller in accordance with the preceding sentence shall be deemed its approval of the Estoppel Certificates; No Estoppel Certificate shall satisfy the requirements of this Section 9.3(a)(x) unless it is dated no earlier than forty-five (45) days prior to the date originally scheduled for Closing. Seller shall deliver to Purchaser, for Purchaser’s review and reasonable approval, the form of each Estoppel Certificate prior to sending the same to the applicable Master Tenant and if Purchaser does not respond within three (3) days, the Estoppel Certificate shall be deemed approved;
(xi)the Bill of Sale, executed by Seller in the form of Exhibit 8 annexed hereto;
(xii)keys, combinations and codes to all locks and security devices to the Premises in Seller’s possession;
(xiii)an update of Seller’s representations executed by Seller in accordance with Section 6.3 above;
(xiv)a Seller’s non-resident withholding affidavit executed by Seller, if applicable;
(xv)a title certificate with respect to each Property in the form attached hereto as Exhibit 10;
(xvi)evidence of Seller’s organizational authority;
(xvii)The [****] Sales Disclosure Form (State Form 46021), completed and executed by Seller;
(xviii)The [****] Department of Treasury, Real Estate Transfer Tax Valuation Affidavit (Form 2705), completed and executed by Seller;
(xix)The information necessary to permit Title Company to complete and file the Seller’s portion of the [****] electronic certificate of real estate value (eCRV); and

(xx)The [****] Odyssey Affidavit executed by Seller.
(b)At Closing Purchaser shall deliver to Seller or Escrowee:
(i)the balance of the Purchase Price as provided in Section 3 hereof;
(ii)the Assignment of the Master Lease executed by Purchaser in the form annexed hereto as Exhibit 2;
(iii)the Assignment of the Service Contracts (and any replacements or renewals thereof) executed by Purchaser in the form annexed hereto as Exhibit 3;
(iv)notice to the Master Tenant executed by Purchaser in the form annexed hereto as Exhibit 5;
(v)notice to the service contractors executed by Purchaser in the form annexed hereto as Exhibit 6;
(vi)Transfer Tax return(s) executed by Purchaser;
(vii)evidence of Purchaser’s organizational authority;
(viii)The [****] Sales Disclosure Form (State Form 46021), completed and executed by Purchaser;
(ix)The [****] Department of Treasury, Property Transfer Affidavit (Form 2766), completed and executed by Purchaser;
(x)The information necessary to permit Title Company to complete and file the Seller’s portion of the [****] electronic certificate of real estate value (eCRV);
(xi)The [****] Department of Revenue Form 521 (Real Estate Transfer Statement), completed and executed by Purchaser;
(xii)The [****] Odyssey Affidavit executed by Purchaser; and
(xiii)A DTE 100 or DTE EX 100, as applicable, for the State of [****], completed and executed by Purchaser.
9.4Apportionments and Reimbursements. The following adjustments shall be made with respect to the Premises, and the following procedures shall be followed:
(a)General.

(i)Preparation of Prorations. Before the Closing Date, Seller shall prepare and deliver, or cause Escrowee to prepare and deliver, to Purchaser an unaudited statement for the Premises (the “Proration Statement”) showing prorations for the items set forth below, calculated as of 11:59 p.m. on the day preceding the Closing Date, on the basis of a 365-day year. Notwithstanding the foregoing, in the event Seller (or its designee (e.g. Seller’s existing lender)) does not receive the funds to be wired pursuant to Section 3 above by 1:00 P.M. Eastern Time on the Closing Date, then in such event, (i) the items set forth in this Section shall be apportioned as of 11:59 P.M. on the Closing Date based upon the respective party’s period of ownership for the item being apportioned and (ii) Purchaser shall be responsible for any additional costs and fees (including, without limitation, additional accrued interest in connection with any loan encumbering the Property) incurred by Seller in connection with the late funding. Purchaser and its representatives shall be afforded reasonable access to Seller’s books and records with respect to the Premises and Seller’s work papers pertaining to the Proration Statement to confirm the accuracy of the Proration Statement. Purchaser and Seller shall agree upon any adjustments to be made to the Proration Statement before the Closing, and at the Closing, Purchaser or Seller, as applicable, shall receive a credit equal to the net amount due Purchaser or Seller, as applicable, pursuant to the Proration Statement as finally agreed upon by Purchaser and Seller. Any errors in the apportionments or estimates pursuant to this Section 9.4 shall be corrected by appropriate readjustment post-Closing. The items to be covered by the Proration Statement are as follows:
A.rents, and charges for the cost of, or for increases (above a base amount) in the cost of, real estate taxes, operating expenses, insurance, maintenance, or other charges of a similar nature, if any, and any additional charges, and expenses (collectively, “Additional Rents”) payable under each Master Lease (but only to the extent collected before the Closing Date); provided that if any of the foregoing are not finally adjusted between Seller and a Master Tenant, as applicable until after the preparation of the Preliminary Proration Statement then proration of such items shall be subject to adjustment pursuant to Section 9.4(b);
B.non-delinquent personal property taxes, real property taxes and assessments, district improvement impositions and the like (based upon the maximum discount rate available, if applicable), except to the extent reimbursable or payable directly by a Master Tenant under the applicable Master Lease; provided that if the tax rate or assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, taxes shall be prorated based on the last ascertainable tax bill, and such tax proration shall be subject to adjustment pursuant to subparagraph (iv) of this Section 9.4(a).  Notwithstanding the foregoing with respect to the [****] Property, all Current Real Estate Taxes (hereinafter defined) applicable to the [****] Property shall be prorated between Seller and Purchaser as of the date of Closing.

For purposes of this Section, “Current Real Estate Taxes” shall mean those ad valorem taxes first becoming delinquent in the calendar year in which the Closing Date occurs. All prior real estate taxes shall be paid by Seller, and all subsequent real estate taxes shall be paid by Purchaser as and when due.  All installments of special assessments levied or assessed against the [****] Property of record and due as of the Closing Date shall be paid by Seller. Purchaser shall be responsible for all special assessments levied or assessed against the Property subsequent to Closing.

C.water, sewer and utility charges not payable

by a Master Tenant;
D.amounts payable under the Service Contracts;
E.all costs incurred in connection with Lease Modification or New Lease made in accordance with the provisions of Section 7.1 above, including leasing commissions, landlord’s work, tenant improvement allowances, legal fees, and construction management fees, which shall be paid by Purchaser and Purchaser agrees to assume the obligations therefor. To the extent such amounts are paid by Seller at or prior to Closing, Purchaser shall reimburse Seller for such amounts at Closing; and

F.any other expenses normal to the operation and maintenance of the Premises and customarily prorated.
(ii)Principles of Prorations; Collections and Payments. Subject to the prorations to be made pursuant to this Section 9.4, after the Closing Purchaser shall collect all revenues and pay all expenses with respect to the Premises, even if such revenues and expenses relate to periods before the Closing; provided however, if a Master Tenant sends payments to Seller after the Closing, Seller shall deposit such payments to its bank account, and promptly after such payment has cleared, pay to Purchaser any portion of such payment to which Purchaser is entitled under the provisions of this Section 9.4. For a period of twelve (12) months following the Closing, Purchaser shall, upon Seller’s written request, invoice any Master Tenant for rents or other unpaid monetary obligations owing under any Master Lease to Seller as of the Closing Date or that relate to a period prior to the Closing Date. Purchaser shall have no other obligation to collect any such amounts and shall not be required to commence or pursue any action or proceeding. To the extent such payments of any such unpaid monetary obligations are collected by Purchaser by judicial process, Purchaser may deduct from the amount owed to Seller an amount equal to the attorneys’ fees and costs actually incurred by Purchaser in collecting such unpaid monetary obligations due to Seller. Subject to the foregoing sentence, any rent or other payment collected after the Closing from any Master Tenant which owed any amounts under a Master Lease as of the Closing Date or that relates to any period prior to the Closing Date shall be applied first, to a Master Tenant’s unpaid monetary obligations with respect to any periods from the Closing Date through the end of the month in which such payment is made, in such order as Purchaser may elect, until such monetary obligations have been paid in full; any remaining amount of such payment shall be paid over to Seller, for application against a Master Tenant’s unpaid monetary obligations with respect to any periods before the Closing Date, in such order as Seller may elect, until such unpaid monetary obligations have been paid in full; and any remaining amount of such payment shall be retained by Purchaser for application against a Master Tenant’s future obligations. Notwithstanding anything contained in this Contract to the contrary, after the Closing Date Seller shall retain the right to bring or continue actions or proceedings against any Master Tenant to collect any delinquencies which Seller is entitled to receive and Purchaser shall be deemed to have assigned to Seller the exclusive right, at any time after the Closing Date, to file proofs of claim and to commence or continue any actions or proceedings to collect any pre-petition rent, pre-petition additional rent, pre-petition rejection damages under Section 365 of the Bankruptcy Code, and/or post petition administration expense claims, for any and all damages which arise or accrue prior to the Closing Date, and to retain any sums collected in connection therewith; provided, however, Seller shall not sue to terminate any Master Lease or any Master Tenant’s right to possession of its premises, and shall not exercise any other landlord remedy against any Master Tenant.
(iii)Security Deposits. At the Closing, Seller shall deliver to Purchaser all prepaid rent, refundable security deposits, letters of credit and other collateral actually held by Seller pursuant to any Master Lease, less any portions thereof applied in accordance with the respective Master Lease. The provisions of this Section 9.4(a)(iii) shall survive the Closing.
(iv)Post-Closing Adjustments. Notwithstanding anything to the contrary contained in this Section 9.4, (A) if the amount of the real property taxes and assessments payable with respect to the Premises for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Premises or otherwise, Seller and Purchaser shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Purchaser any increase in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall not be required to pay to Purchaser any portion of such increase that is payable by a Master Tenant; and (B) if the amount of the real property taxes and assessments payable with respect to the Premises for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Premises or otherwise, Seller and Purchaser shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts (net of any costs incurred by Seller in connection with pursuing any appeal thereof), and (1) Purchaser shall pay to Seller any refund received by Purchaser representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, the Purchaser shall not be required to pay to Seller any portion of such refund (other than a portion of such refund equal to the amount of all costs incurred by Seller in connection with pursuing any appeal thereof) which is payable to a Master Tenant; and (2) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall pay to Purchaser that portion of any such refund, after first deducting any and all costs incurred by Seller in connection with pursuing such refund, that is payable to a Master Tenant. Each party shall give notice to the other party of any adjustment of the amount of the real property taxes and assessments payable with respect to the Premises for any period before Closing within thirty (30) days after receiving notice of any such adjustment.
(b)Survival. The obligations of Seller and Purchaser under this Section 9.4 shall survive the Closing.
10.Default.
10.1Purchaser’s Default. If Purchaser shall default in any material respect in the performance of its obligations under this Contract (including the failure to timely deliver the Deposit), and such default is not cured within five (5) Business Days after Purchaser’s receipt of written notice from Seller specifying such default in reasonable detail (provided that no notice or cure period shall apply to Purchaser’s failure to deliver the Deposit or close on the date scheduled for Closing including Purchaser’s failure to deliver the balance of the Purchase Price when due), Seller may elect to cancel this Contract by giving notice to Purchaser and Escrowee. The parties hereto agree that the damages that Seller will sustain as a result of such default will be substantial but will be difficult to ascertain. Accordingly, the parties agree that in the event that Seller shall elect to terminate this Contract as a result of such default, Escrowee is hereby directed to pay the Deposit to Seller, who shall retain the Deposit as and for its liquidated damages and sole remedy hereunder, in which event this Contract shall be null and void and of no further force or effect except that this provision shall not waive or affect those provisions expressly stated to survive the termination of this Contract or limit Purchaser’s liability to Seller for any breach by Purchaser of the Access Agreement that expressly survives termination of the Access Agreement.

10.2Seller’s Default. If, Seller shall default in any material respect in the performance of any of its obligations under the Contract (including, without limitation, if Seller shall be unable to convey title subject to, and in accordance with, the terms of this Contract), and such default is not cured within five (5) Business Days after Seller’s receipt of written notice from Purchaser specifying such default in reasonable detail (provided that no notice or cure period shall apply to Seller’s failure to close on the date scheduled for Closing), Purchaser may elect either to (i) cause the refund of the Deposit to Purchaser, together with the Out-of-Pocket Reimbursements, provided that the amounts paid shall not be duplicative of any amounts paid pursuant to Section 6.4 and upon the making of such refund, this Contract shall be null and void and of no further force or effect except for those provisions expressly stated to survive the termination of this Contract and the lien, if any, of Purchaser against the Premises shall wholly cease or (ii) commence an action for specific performance. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected option (i) above if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) days following the date scheduled for Closing or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which each Property is located within sixty (60) days following the date scheduled for Closing. Notwithstanding the foregoing, if specific performance is not available to Purchaser because Seller has conveyed any Property to a third party unaffiliated with Purchaser prior to the date scheduled for Closing, Purchaser shall be entitled to pursue an action against Seller for damages, which shall in no event exceed the difference between the Purchase Price and the purchase price paid by the third party purchaser to Seller. Except as set forth in the preceding sentence, Purchaser hereby waives all other rights and remedies that it might have, including but not limited to, the right to sue for damages.
11.Risk of Loss.
11.1Condemnation.
(a)If, at any time prior to the Closing Date, all or a Substantial Portion of the Property shall be taken in the exercise of the power of condemnation or eminent domain by any sovereign, municipality or other public or private authority or shall be the subject of a duly noticed hearing held by any such authority relating to a pending taking in the exercise of the power of condemnation or eminent domain (a “Taking”), then Purchaser may cancel this Contract by written notice given to Seller within ten (10) days after receipt of notice from Seller of such Taking, in which event this Contract shall be deemed cancelled and of no force and effect and neither party shall have any further obligations or liabilities against or to the other, except that Seller shall cause the return of the Deposit to Purchaser.  In the case of a Taking of less than a Substantial Portion of the Property or if Purchaser does not elect to terminate this Contract in the case of a Taking of all or a Substantial Portion of the Property, as provided for above, then this Contract shall remain in full force and effect and on the Closing either (A) Purchaser shall be entitled to any condemnation award to be granted and Seller shall assign all of its right, title and interest to such award to Purchaser, less such sums, if any, actually and reasonably expended by any Seller to prosecute such claim and restore the Premises, or (B) if such award shall have been paid to any Seller, the Purchase Price shall be reduced by the amount thereof, less such sums, if any, actually and reasonably expended by such Seller to prosecute such claim and restore the Premises.  Seller agrees to deliver promptly after receipt thereof any and all written notices of a Taking received by Seller after the date hereof.
(b)As used herein, a Taking of a “Substantial Portion” of the Property shall mean a Taking that affects ten percent (10%) or more of the square footage of the Properties.
11.2Destruction or Damage.

In the event that the Property, or any part thereof, shall be damaged or destroyed by fire or any other casualty (“Casualty”) prior to the Closing Date, Seller shall give Purchaser prompt written notice of such event together with an estimate of the cost and time to restore prepared by an independent insurance examiner or engineer selected by Seller and reasonably approved by Purchaser.  If, as a result of a Casualty, a Master Tenants covering ten percent (10%) or more of the square footage of the Properties has the right to terminate its Master Lease and actually terminates a Master Lease (a “Casualty Termination Event”), Purchaser may cancel this Contract by notice to Seller within ten (10) days after receipt of notice from Seller specifying the Casualty Termination Event, in which event this Contract shall be deemed terminated and of no force and effect and neither party shall have any further rights or liabilities against or to the other except for those provisions expressly stated to survive the termination of this Contract and Seller shall cause the return of the Deposit to Purchaser.  If there is no Casualty Termination Event or if Purchaser does not timely elect to cancel the Contract in the event of a Casualty Termination Event, this Contract shall remain in full force and effect and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible or self-insured retention under Seller’s insurance policies and shall be entitled to any insurance proceeds, including rent loss and business interruption proceeds attributable to Purchaser’s ownership, payable to the applicable Seller on account of such Casualty, less such sums, if any, as shall have been actually and reasonably incurred by such Seller or expended by such Seller in connection with the repair or restoration of such Casualty or the prosecution of such claim.

12.Purchaser’s Review Period.
12.1Purchaser acknowledges and agrees that, as of the date hereof, Purchaser has completed, and is satisfied with the results of, all of its due diligence investigations of the Premises other than its review of the Title Commitment and the Survey for each of the Title Review Properties, and Purchaser shall have no right to cancel this Contract by reason of any such other due diligence matters. Purchaser shall have the right to cancel this Contract, solely by reason of any matter disclosed by the Title Commitment or the Survey for any of the Title Review

Properties (or any update to either of them obtained by Purchaser), in its sole and absolute discretion, on or before October 9, 2026 (the “Outside Termination Date”) by notice to Seller to be received by Seller on or before 3:00 P.M. Eastern Time on the Outside Termination Date (the period of time from the date hereof through and including the Outside Termination Date is herein referred to as “Purchaser’s Review Period”). If Purchaser duly cancels this Contract in accordance with this Section 12.1, this Contract shall be deemed terminated and of no further force or effect, except for the provisions expressly stated to survive the Closing, and the Deposit shall be returned to Purchaser. Purchaser shall have no right to cancel this Contract under this Section 12.1 by reason of any matter disclosed by the Title Commitment or the Survey for any Property other than a Title Review Property; provided, however, that the foregoing shall not limit Purchaser’s right to deliver objections under Section 8.1 with respect to any Property or Seller’s obligations under Section 8.1 or Section 8.3 with respect to any Property. If Purchaser does not duly cancel this Contract in accordance with this subparagraph or if Purchaser waives its right to cancel this Contract, (i) this Contract shall remain in full force and effect and Purchaser shall have no further right to cancel this Contract under this Section and (ii) Purchaser shall be deemed to have waived any liability of Seller and any right to refuse to consummate the Closing by reason of any condition known to Purchaser as of the Outside Termination Date, other than any misrepresentation by Seller, any Estoppel Default or any breach of a covenant by Seller; provided that the foregoing shall not apply to any Non-Permitted Title Objection that Seller is obligated to remove, cure or discharge under Section 8.1 or Section 8.3(b). Purchaser (or its affiliate) and Seller have entered into that certain Access Agreement dated September 3, 2026 (the “Access Agreement”), a copy of which is attached hereto as Exhibit 9 and the terms of which are hereby incorporated by reference and made a part hereof, and Purchaser hereby agrees to comply with the terms set forth in the Access Agreement.
12.2Time shall be of the essence with respect to the dates in this Section 12 for the Outside Termination Date and the giving of Purchaser’s cancellation notice. The provisions of this Section 12 shall survive the Closing or termination of this Contract.
13.Miscellaneous.
13.1Broker.
Seller and Purchaser represent to each other that neither party has dealt with any broker or real estate consultant other than [****] (“Broker”) in connection with the transaction contemplated by this Contract. Seller agrees to pay all fees, commissions or other charges due to Broker, if, as and when there is a Closing hereunder, pursuant to Seller’s separate agreement with Broker. Seller and Purchaser shall indemnify and hold the other free and harmless from and against any liabilities, damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by the indemnified party arising from a misrepresentation or a breach of any covenant made by the indemnifying party pursuant to this Section. The provisions of this Section shall survive the Closing or termination of this Contract.
13.2Assignment of this Contract. This Contract may not be assigned by Purchaser without the consent of Seller. A direct or indirect transfer, sale or assignment of the majority stock interest in a corporate purchaser or the majority membership interest in a limited liability company purchaser or the majority or any general partnership interest of a partnership purchaser shall constitute an assignment of this Contract, which assignment or attempted assignment shall be void if made without the written consent of Seller. Notwithstanding the foregoing, from and after the Outside Termination Date, Purchaser may assign its rights under this

Contract, without the consent of Seller, to an affiliate, corporation, partnership or other entity in which Purchaser owns and controls a greater than 50% economic and managerial interest, provided assignee assumes in writing all of the obligations of Purchaser to be performed under this Contract in a form reasonably acceptable to Seller and an original of such fully executed assignment and assumption agreement is delivered to Seller at least ten (10) Business Days prior to the Closing. Purchaser shall not assign this Contract to an entity or individual which would make any of the statements, representations or warranties set forth in Section 6.5 of this Contract untrue or incorrect and any such assignment shall be null and void and without force and effect. Purchaser shall be solely responsible for, and shall indemnify, defend and hold Seller harmless from, any transfer taxes imposed upon or in connection with any assignment of this Contract or any portion thereof. No assignment of this Contract shall relieve Purchaser from any of its obligations set forth herein arising prior to or after the effective date of the assignment. To the extent Purchaser shall assign any of its rights under this Contract pursuant to this Section 13.2, such assignment shall be for no consideration and Purchaser shall be responsible to pay for one hundred percent (100%) of any additional real property transfer, conveyance of recording taxes (or the like) imposed by the applicable government authority that may be assessed in connection with the assignment of this Contract by Purchaser, and shall indemnify and hold harmless Seller from and against all such transfer taxes and the like against Seller as a result of an assignment of this Contract by Purchaser. The provisions of this Section shall survive the Closing or termination of this Contract and shall not be subject to any limitation of liability set forth in this Contract.

13.3Attorneys’ Fees. If either party institutes a legal proceeding against the other party in connection with this Contract, the losing party in such proceeding shall reimburse the prevailing party all reasonable attorneys’ fees paid by the prevailing party in connection with such proceeding. The provisions of this Section shall survive the Closing or termination of this Contract.
13.4Notices. All notices hereunder to Seller, Purchaser, Escrowee or the Title Company shall be either (i) sent by certified or registered mail, return receipt requested, or (ii) sent by Federal Express or other overnight courier which obtains a signature upon delivery, or (iii) sent via electronic mail and if such electronic mail is sent before 5:00 P.M. Eastern Time, it shall be deemed given on that Business Day, and if after 5:00 P.M. Eastern Time, it shall be deemed given on the next Business Day, or (iv) delivered by hand delivery addressed to such party at the address of such party set forth below or at such other address as such party shall designate from time to time by notice; provided, however, if notice is sent pursuant to clauses (i), (ii), or (iv) above, such party delivering notice shall simultaneously deliver notice via electronic mail:

SELLER:

[****]

PURCHASER:

Alpine Income Property OP, LP

c/o CTO Realty Growth, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, [****] 32114

Attention: [****]

Email: [****]

with a copy via email to:

Rodriguez Wright LLP

Attention: [****]

Email: [****] and [****]

ESCROWEE/TITLE COMPANY:

[****]

Notices shall be deemed served (i) three (3) days after mailing, and in the case of overnight courier or hand delivery, on the date actually delivered to or rejected by the intended recipient, and (ii) in the case of electronic mail, upon sender’s receipt of confirmation of such electronic mail, except for notice(s) which advise the other party of a change of address of the party sending such notice or of such party’s attorney, which notice shall not be deemed served until actually received by the party to whom such notice is addressed or delivery is refused by such party. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notwithstanding the foregoing provisions of this Section (a) notices served by hand delivery shall be deemed served on the date of delivery if delivered at or prior to 5:00 P.M. Eastern Time on a Business Day and on the next Business Day if delivered after 5:00 P.M. Eastern Time on a Business Day or at any time on a non-Business Day and (b) notices served by electronic mail shall be deemed served on the date of transmission if the sender receives confirmation of transmission in the manner set forth above at or prior to 5:00 P.M. Eastern Time on a Business Day and on the next Business Day if the sender receives confirmation of transmission in the manner set forth above after 5:00 P.M. Eastern Time on a Business Day or at any time on a non-Business Day.

13.5Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract), as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract. The provisions of this Section shall survive the Closing for three (3) months.
13.6Confidentiality.
(a)Purchaser agrees that all documentation made available to Purchaser by Seller (or its representatives) concerning the Premises, including, without limitation, the Master Lease, Service Contracts, development plans, proformas and rent rolls (all of the aforementioned information is collectively referred to as “Evaluation Material”) shall be treated confidentially as hereinafter provided.
(b)All Evaluation Material shall not be used or duplicated by Purchaser in any way detrimental to Seller, or for any purpose other than evaluating a possible purchase of the Premises by Purchaser. Purchaser agrees to keep all Evaluation Material (other than information which is a matter of public record or is provided in other sources readily available to the public other than as a result of disclosure thereof by Purchaser or Related Parties) strictly confidential; provided, however, that the Evaluation Material may be disclosed to the directors, officers, employees, members, partners and direct and indirect owners of Purchaser, and to

Purchaser’s actual and prospective lenders, investors, attorneys, accountants, consultants and other advisors (all of whom are collectively referred to as “Related Parties”) who need to know such information for the purpose of evaluating a possible purchase of the Premises. The Related Parties shall be informed of the confidential nature of the Evaluation Material and shall be directed to keep all such information confidential and use such information only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will promptly, upon request of Seller following the termination of this Contract, deliver to Seller all Evaluation Material furnished by Seller, whether furnished before or after the date hereof, without retaining copies thereof. Purchaser will direct Related Parties to whom Evaluation Material is made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Purchaser.
(c)Prior to the Closing, Purchaser shall keep strictly confidential and shall cause the Related Parties to keep strictly confidential the provisions of this Contract and the transactions contemplated thereunder. After the Closing Purchaser shall not make any public disclosures and shall cause the Related Parties not to make any public disclosures mentioning Seller or regarding the provisions of this Contract or the transactions accomplished at the Closing without the prior written consent of Seller.
(d)Notwithstanding anything to the contrary in this Section 13.6, Purchaser and its affiliates may make such disclosures as are required by applicable law or by the rules of any securities exchange or governmental authority, including any disclosure or filing required of Purchaser’s direct or indirect parent as a public reporting company, and may disclose Evaluation Material as required to comply with any subpoena or other legal process. The provisions of this Section 13.6 shall survive the Closing or termination of this Contract.
13.7Survival and Merger. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this Contract, except those which are herein specifically stated to survive the Closing, and Seller shall have no further liability with respect to any such agreement or obligation of Seller.
13.8Recording. Purchaser shall not record this Contract or any memorandum thereof and any such recording shall be null and void and shall constitute a default hereunder.
13.9Successors and Assigns. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Section 13.2 hereof.
13.10Entire Agreement. This Contract and the Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore or simultaneously had between the parties hereto are merged in and are contained in this Contract and said Schedules and Exhibits.

13.11Waiver and Modifications. The provisions of this Contract may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against which any waiver, change, modification or discharge is sought.
13.12Captions and Titles. The captions or section titles contained in this Contract and the Index, if any, are for convenience and reference only and shall not be deemed a part of the text of this Contract.
13.13Construction. The terms “hereof,” “herein,” and “hereunder,” and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provision, unless expressly so stated. All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.
13.14Non-Business Days. If a party is required to perform an act or give a notice on a date that is a Saturday, Sunday or national holiday, the date such performance or notice is due shall be deemed to be the next Business Day.
13.15Governing Law and Jurisdiction. This Contract is to be governed and construed in accordance with the laws of the State of [****]. Purchaser and Seller hereby submit to the jurisdiction of the State and United States District courts located within [****] in respect of any suit or other proceeding brought in connection with or arising out of this Contract. The provisions of this subsection shall survive the Closing or earlier termination of this Contract.
13.16Counterparts. This Contract may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Facsimile or scanned signatures (e.g. emailed in PDF format) or using an e-signature or digital transaction management platform such as DocuSign® are acceptable to effectuate the terms of this Contract.
13.17No Third Party Benefits. This Contract is made for the sole benefit of Seller and Purchaser and their respective successors and assigns (subject to Section 13.2 above) and no other person shall have any right, remedy or legal interest of any kind by reason of this Contract.
13.18Submission not an Offer. The submission of this Contract to any party by Seller shall not be construed as an offer, nor shall Purchaser have any rights with respect thereto, unless and until Seller shall execute a copy of this Contract and deliver the same to Purchaser.
13.19Severability. If any provision of this Contract is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination will not affect the remaining provisions of this Contract, all of which will remain in full force and effect.

13.20Insurance. Purchaser acknowledges that Seller’s insurance policies will not be transferred to Purchaser and that such insurance policies will in no way inure to the benefit of Purchaser.
13.21Regulatory Provisions.
(a)Insider Trading.  Seller specifically acknowledges that the common stock of Purchaser is traded on the NYSE exchange under the trading symbol “PINE.”
(b)Audit. Purchaser has advised Seller that Purchaser or its direct or indirect parent may be required to file with the Securities and Exchange Commission (“SEC”), pursuant to Rule 8-06 of Regulation S-X, audited financial statements (or abbreviated financial statements consisting of a statement of revenues and certain direct operating expenses) with respect to the Premises (the “Audit”), prepared by Purchaser’s independent registered public accounting firm (the “Auditor”). Seller agrees, at no out-of-pocket cost to Seller, to reasonably cooperate with Purchaser and the Auditor in connection with the Audit, including providing nonconfidential and nonproprietary information to the Auditor and Purchaser, upon reasonable prior notice, records, ledgers, bank statements, Master Leases, Service Contracts, invoices and other financial and operational information relating to the Premises for the periods requested by the Auditor to the extent required by the SEC and to the extent not in Purchaser’s possession or control provided the same is delivered without any representation or warranty and there shall be no liability of Seller arising therefrom. Purchaser shall indemnify, defend, and hold Seller harmless from and against any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and disbursements) arising out of or resulting from Seller’s cooperation with Purchaser and the Auditor in connection with the Audit.
(c)Survival. The provisions of this Section shall survive the Closing for [****], provided that Purchaser’s indemnity if Seller shall survive for [****].
13.22Exchange Cooperation.  Either party may elect to structure its disposition or acquisition of the Premises as a forward or reverse like-kind exchange under Section 1031 of the Internal Revenue Code, and each party shall reasonably cooperate with the other in connection therewith, including executing an acknowledgement of assignment of this Contract to a qualified intermediary or exchange accommodation titleholder; provided that (a) the non-electing party shall incur no additional cost, expense or liability as a result thereof, (b) the Closing shall not be delayed, and (c) no such election shall relieve the electing party of any of its obligations under this Contract.
13.23[****] Disclosures. Radon Gas Notice. PURSUANT TO [****] STATUTES SECTION 404.056(8), SELLER HEREBY MAKES, AND PURCHASER HEREBY ACKNOWLEDGES, THE FOLLOWING NOTIFICATION:RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN [****]. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

[****] Disclosures.

(a)Subsurface Sewage Treatment Systems.  Solely for purposes of satisfying the requirements of [****] Stat. § 115.55 and solely with respect to Property located in the State of [****], Seller represents that, to Seller’s knowledge and except as set forth in any environmental reports, there is no “subsurface sewage treatment system” (as defined in [****] Stat. Section 115.55, Subdivision 1(g)) on or serving the Property, and sewage generated on the Property goes to a facility permitted by the [****] Pollution Control Agency.

(b)Well Disclosure.  Solely for purposes of satisfying the requirements of [****] Stat. Section 103I.235, Subdivision 1(a) and solely with respect to Property located in the State of [****], to Seller’s knowledge and except as set forth in any environmental reports, there are no “Wells” (as defined in [****] Stat. Section 103I.005) on the Property.

(c)Methamphetamine Disclosure. Solely for the purpose of satisfying the requirements of [****] Stat. 152.0275, Subdivision 2(m) and solely with respect to Property located in the State of [****], to Seller’s knowledge, methamphetamine production has not occurred on the Property.

(d)Storage Tanks. Solely for purposes of [****] Stat. Section 116.48 and solely with respect to Property located in the State of [****], to Seller’s knowledge and except as set forth in any environmental reports, there are no underground or above ground storage tanks located on the Property.

(e)The representations made in this Section 13.24 shall be subject to all of the qualifications and limitations to which the representations of Seller in Section 6.1 of this Contract are subject.

13.25[****] Disclosures.
(a)Access. Purchaser hereby acknowledges and understands that access to a public road or street may require issuance of a highway occupancy permit from the [****] Department of Transportation.
(b)Real Estate Recovery. A Real Estate Recovery Fund exists to reimburse any person who has obtained a final civil judgment against a [****] real estate licensee owing to fraud, misrepresentation or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details about the Fund, call 717-783-3658.
(c)Coal Notice: NOTICE – THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS

OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Contract the day and year first above written.

I.D. No: [_________][****]

By: [****], a [****] limited liability company, its sole member

By: [****], a [****] series limited liability company,

its managing member

By: [****]

Name: [****]

Title: [****]

I.D. No.: _____________ALPINE INCOME PROPERTY OP, LP,

a [****] limited partnership

By:Alpine Income Property GP, LLC,

a [****] limited liability company,

its general partner

By:Alpine Income Property Trust, Inc.,

a [****] corporation,

its sole member

By: /s/ Steven R. Greathouse

Name: Steven R. Greathouse

Title: Senior Vice President

As to Section 4:

[****], Escrowee

_________________________________________________

SCHEDULE A-1

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-2

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-3

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-4

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-5

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-6

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-7

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-8

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-9

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-10

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-11

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-12

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE A-13

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Description of Property

[****]

SCHEDULE B

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

“Subject To” Provisions

[****]

SCHEDULE C

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Master Lease rent roll

[****]

SCHEDULE D

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Pending Litigation

[****]

SCHEDULE E

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

ALLOCATION OF TRANSFER TAX

[****]

SCHEDULE F

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

ALLOCATION OF PURCHASE PRICE

[****]

EXHIBIT 1-A

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-B

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-c

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-d

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] COVENANT DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-E

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] LIMITED WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-F

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-G

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-h

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-I

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] LIMITED WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-J

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 1-K

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

FORM OF [****] SPECIAL WARRANTY DEED FOR THE PROPERTY LOCATED IN [****]

[****]

EXHIBIT 2

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Assignment of the Master Lease

[****]

EXHIBIT 3

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Assignment of Service Contracts

[****]

EXHIBIT 4

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Assignment of Licenses, Permits,
Guarantees and Warranties

[****]

EXHIBIT 5

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Notice to Tenant
of
[__________________]
(the “Premises”)

[****]

EXHIBIT 6

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Notice to Contractors
under Service Contracts
of
[____________________]
(the “Premises”)

[****]

EXHIBIT 7

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Tenant Estoppel Certificate

[****]

EXHIBIT 8

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Bill of Sale

[****]

EXHIBIT 9

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Access Agreement

[****]

EXHIBIT 10

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

[****], AS SELLER
AND
ALPINE INCOME PROPERTY OP, LP, AS PURCHASER

Form of Title Certificate

[****]

EXHIBIT 11: PAGE 1